EXHIBIT 10.11

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), dated as of January 1, 2000, between Celgene Corporation, a Delaware corporation with offices at 7 Powder Horn Drive, Warren, New Jersey 07059 (the "Company"), and Sol J. Barer, residing at 625 Westfield Avenue, Westfield, New Jersey 07090 ("Employee").

                               W I T N E S S E T H
                               - - - - - - - - - -

     WHEREAS,   the  Company  and  Employee  have  previously  entered  into  an employment agreement, originally effective September 30, 1997 (the "Employment Agreement");

     WHEREAS, Employee is currently employed as the President of the Company, and serves as a member of the Board of Directors of the Company (the "Board");

     WHEREAS, the Company and Employee desire to amend and restate the Employment Agreement to modify certain terms of the Employment Agreement, effective as of the date set forth above or such other date as specified herein.

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

     1. Term. The Company agrees to continue to employ Employee, and Employee agrees to continue to serve, on the terms and conditions of this Agreement for a period commencing on the date hereof and ending three years from the date hereof, or such other period as may be provided for in Section 10 or 11. The period during which Employee is employed hereunder is hereinafter referred to as the "Employment Period." The Employment Period shall be automatically renewed for successive one-year terms unless either party gives written notice to the other at least six (6) months prior to the expiration of the then Employment Period, of such party's intention to terminate Employee's employment hereunder at the end of the then current Employment Period.

     2. Duties and Services. During the Employment Period, Employee shall be employed in the business of the Company as President and Chief Operating Officer of the Company. In addition, Employee shall continue to serve as a member of the Board. Employee shall perform such duties and services, within his expertise and experience, as may be assigned to him by, and subject to the direction of, the Chief Executive Officer and the Board. Employee agrees to continue his employment as described in this Section 2 and agrees to devote all of his working time and efforts to the performance of his duties under this Agreement, excepting disabilities, illness and vacation time as provided by Section 3(e). In performing his duties hereunder, Employee shall be available for reasonable travel as the needs


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of the business require.  Except as provided in Section 6 hereof,  the foregoing shall not be construed as preventing Employee from: (i) making investments in other businesses and managing his and his family's personal investments; and
(ii) participating in charitable, civic, educational, professional, community or industry affairs or serving on the board of directors of other companies ("Professional Activities"), provided that these Professional Activities are approved by the Company's Board.

     3.   Compensation and Other Benefits.

     (a) As  compensation  for his  services  hereunder,  the Company  shall pay
Employee, during the Employment Period, a base salary payable in equal semi-monthly installments at an annual rate of $258,000, provided that such salary shall be reviewed annually by the Company's Board, or a committee thereof, which may, in its sole discretion, increase (but not decrease) such salary.

     (b) The Company shall also pay Employee, during the Employment Period, an annual target bonus, payable in January of each year for the preceding year, in an amount equal to forty-five percent (45%) of Employee's base salary (payable under Section 3(a) of this Agreement) measured against objective criteria to be determined by the Company's Board, or a committee thereof, after good faith consultation with Employee.

     (c) Employee shall be entitled to continue to participate in all group health and insurance programs and all other fringe benefit or retirement plans which the Company may, in its sole and absolute discretion, elect to make available to its employees generally, provided Employee meets the qualifications therefor.

     (d) Employee shall be eligible to participate in the Company's 1998 Long-Term Incentive Plan (the "Plan") and any other incentive plans of the Company. Upon the Employee's Disability (as defined in the Plan), termination of employment with the Company due to Retirement (as defined in the Plan) or death, Employee (or the legal representative of his estate, in the case of Employee's death) shall be entitled to: (i) full vesting and immediate exercisability of any outstanding stock options and other equity awards (and lapse of any forfeiture provisions) granted to Employee at any time; and (ii) with respect to stock options granted to Employee on or after January 1, 2000, Employee (or the legal representative of his estate, in the case of Employee's death) shall be entitled to exercise such stock options at any time during the three (3) year period from the date of Employee's Disability, Retirement or death.

     (e) Employee shall be entitled to four weeks of paid vacation per year during the Employment Period.

     4. Expenses. Employee shall be entitled to reimbursement for all reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company.


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     5.  Representations  and  Warranties of Employee.  Employee  represents and warrants to the Company that Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or the other rights of the Company hereunder.

     6.   Non-Competition.

     (a) In view of the unique and valuable services that Employee has rendered or is expected to render to the Company, Employee's knowledge of the customers, trade secrets and other proprietary information relating to the business of the Company and its customers and suppliers and similar knowledge regarding the Company which Employee has obtained or is expected to obtain, and in consideration of the compensation to be received hereunder, Employee agrees that:

          (i) during the period he is employed by the Company under this Agreement or otherwise, he will not Participate In (as hereinafter defined in this Section 6) any other business or organization, whether or not such business or organization now is or shall then be competing with or of a nature similar to the business of the Company, without obtaining the prior written consent of the Chief Executive Officer of the Company;

          (ii) until the first anniversary of the date of the termination of Employee's employment under this Agreement or otherwise, he will not Participate In any business which is engaged, directly or indirectly, in the same business as the Company with respect to any specific product or specific service sold or activity in which the Company engages up to the time of termination of employment in any geographical area in which at the time of termination such product or service is sold or activity is engaged in by the Company;

          (iii) if a Change in Control occurs and Employee's employment with the Company is terminated under this Agreement without Cause (as hereinafter defined) or by Employee for Good Reason (as hereinafter defined) at any time during the period beginning on the date of a Change in Control and ending one (1) year after the date of such Change in Control or within ninety (90) days prior to a Change in Control, then beginning on the later of the date Employee's employment terminates (as described under this Section 6(a)(iii)) and the date of a Change in Control and ending on the second anniversary of such date, he will not Participate In any activity or business in the United States involved in the research, development, commercialization of a small molecule which is: (A) the generic equivalent of THALOMID (i.e., the same chemical structure); (B) an anti-angiogenic agent for oncology use; (C) a substantially specific TNFalpha inhibitor (via inhibition of synthesis of TNFalpha, including via inhibition of PDE4) for the treatment of Crohn's disease, rheumatoid arthritis, dermatological and auto-immune conditions having excess levels of TNFalpha as the prime causative factor, cachexia (AIDS or cancer), or any other indication for which the Company has been


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granted orphan drug status; or (D) a formulation of d- or dl-methylphenidate for the treatment of ADD/ADHD.

     (b) For  purposes of this Section 6 the term  "Participate  In" shall mean:
"directly or indirectly, for his own benefit or for, with or through any other person, firm or corporation, own, manage, operate, control, loan money to or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor or otherwise with, or acquiesce in the use of his name in."

     (c) Employee further agrees that, during the period he is employed by the Company under this Agreement or otherwise and until the first anniversary of the date of the termination of Employee's employment under this Agreement or otherwise, he will not directly or indirectly reveal the name of, solicit or interfere with, or endeavor to entice away from the Company, any of its suppliers, customers or employees.

     7. Patents, etc. Any interest in patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs and processes ("Inventions") which Employee during the period he is employed by the Company under this Agreement or otherwise, and for six months thereafter, may conceive of or develop and either relating to the specific fields in which the Company may then be engaged or conceived of or developed utilizing the time, material, facilities or information of the Company shall belong to the Company; as soon as Employee conceives of or develops any Invention, he agrees immediately to communicate such fact in writing to the Secretary of the Company, and without further compensation, but at the Company's expense (except as noted in clause (a) of this Section 7), forthwith upon request of the Company, Employee shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks and assignments thereof) and take all such other action as the Company may reasonably request in order (a) to vest in the Company all Employee's right, title and interest in and to the Inventions, free and clear of liens, mortgages, security interests, pledges, charges and encumbrances arising from the acts of Employee ("Liens") (Employee to take such action, at his expense, as is necessary to remove all such Liens) and (b) if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefor in any and all countries in such name as the Company shall determine.

     8. Confidential Information. All confidential information which Employee may now possess, may obtain during or after the Employment Period, or may create prior to the end of the period he is employed by the Company under this Agreement or otherwise relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed or made accessible by him to any other person, firm or corporation either during or after the termination of his employment or used by him except during the Employment Period in the business and for the benefit of the Company, in each case without the prior written permission of the Company. Employee shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment. As used in this Section 8, "confidential information" shall mean any information except that


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information  which  is or comes  into  the  public  domain  through  no fault of
Employee or which Employee obtains after the termination of his employment by the Company under this Agreement or otherwise from a third party who has the right to disclose such information.

     9. Life Insurance. If requested by the Company, Employee shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company, at its expense and for its own benefit, to obtain life insurance on the life of Employee. Subject to its ability to do so under the terms of such policy, if any, insuring the life of Employee, upon the termination of Employee's employment hereunder, the Company will assign to Employee its rights under such insurance policy, provided that, concurrently with such assignment, Employee shall reimburse the Company for any premium payments made by the Company in respect of time periods subsequent to such date of termination. Nothing herein contained shall obligate the Company to obtain such insurance.

     10.  Termination.

     (a) Employee's employment and the Employment Period shall terminate on the first of the following to occur:

          (i) the Company provides written notice to Employee of a termination for Cause; such written notice shall be provided to Employee not less than ten (10) days prior to the date of termination. "Cause" shall mean: (A) Employee's conviction of a crime involving moral turpitude or a felony, (B) Employee's acts or omissions taken in bad faith and to the detriment of the Company after a written demand for cessation of such conduct is delivered to Employee by the Company, which demand specifically identifies the manner in which the Company believes that Employee has engaged in such conduct and the injury to the Company, and after Employee's failure to correct such act or omission within ten (10) days following such written demand, or (C) Employee's breach of any material term of this Agreement after written demand for substantial performance is delivered to Employee by the Company, which demand specifically identifies the manner in which the Company believes Employee has breached this Agreement, and after Employee's failure to correct such breach within ten (10) days following such written demand.

          (ii) Employee's death, in which case, this Agreement shall terminate on the date of Employee's death, whereupon Employee or his estate, as the case may be, shall be entitled to receive a lump sum payment in an amount equal to Employee's annual base salary (at the rate in effect, or required to be in effect, immediately prior to the date of Employee's death) and the portion of Employee's annual target bonus (as provided in Section 3(b)) pro-rated up to Employee's date of death (assuming the target has been met).

          (iii) Nothing contained in this Section 10(a) shall be deemed to limit any other right the Company may have to terminate Employee's employment hereunder upon any ground permitted by law.


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


          (iv) If Employee's employment is terminated by the Company as a result of the disability or incapacitation of Employee or for any reason other than pursuant to the provisions of paragraphs (i) or (ii) of this Section 10(a) or the provisions of Section 10(b), upon termination by the Company of Employee's employment, whether during the Employment Period or thereafter, Employee shall be entitled to receive a lump sum payment in an amount equal to Employee's annual base salary (at the rate in effect, or required to be in effect, immediately prior to the date of Employee's termination) and the portion of Employee's annual target bonus (as provided in Section 3(b)) pro-rated up to Employee's date of disability, incapacitation or termination (assuming the target has been met).

          (v) In the event of the Employee's termination for any reason under this Agreement or otherwise, the Company shall pay and provide to Employee (in addition to any other payments or benefits payable under this Agreement): (A) any incurred but reimbursed business expenses for the period prior to the termination payable in accordance with the Company's policies; (B) any base salary, bonus, vacation pay or other deferred compensation accrued or earned under law or in accordance with the Company's policies applicable to Employee but not yet paid; and (C) any other amounts or benefits due under the terms of the then applicable employee benefit, equity or incentive plans of the Company applicable to Employee (the "Accrued Benefits").

          (vi) Payments of any amounts or benefits hereunder shall be made no later than ten (10) days after Employee's termination date, other than benefits under a plan with the terms which do not require or permit payment within such ten (10) day period.

     (b) During the ninety (90) day period prior to Change in Control or during the one (1) year period following a Change in Control, Employee may terminate his employment by written notice to the Company within thirty (30) calendar days after he has obtained actual knowledge of the occurrence of a Good Reason event. For purposes of this Agreement, Good Reason shall mean the occurrence of any of the following events without Employee's express written consent:

          (i) failure to elect or appoint, or reelect or reappoint, Employee to, or removal of Employee from, his position with the Company as President and Chief Operating Officer or as a member of the Board, except in connection with the termination of Employee's employment pursuant to Section 10(a);

          (ii) a significant change in the nature or scope of the authorities, powers, functions, duties or responsibilities normally attached to Employee's position as President and Chief Operating Officer or as a member of the Board, except in each case in connection with the termination of Employee's employment for Cause or as a result of Employee's death, or temporarily as a result of Employee's illness or other absence;

          (iii) a determination by Employee made in good faith that, as a result of a Change in Control, he is unable effectively to carry out the authorities, powers,


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     functions, duties or responsibilities attached to his position as President and Chief Operating Officer or as a member of the Board and the situation is not remedied within 30 calendar days after receipt by the Company of written notice from Employee of such determination;

          (iv) a breach by the Company of any material provision of this Agreement (not covered by clause (i), (ii) or (iii) of this Section 10(b)) or of any other agreement, which is not remedied within 30 calendar days after receipt by the Company of written notice from Employee of such breach;

          (v) a reduction in Employee's annual base salary;

          (vi) a fifty (50) mile or greater relocation of the Company's principal office;

          (vii) failure of the Company to continue in effect any health or welfare plan, employee benefit plan, pension plan, fringe benefit plan or compensation plan in which Employee (and eligible dependents) are participating immediately prior to a Change in Control, unless Employee (and eligible dependents) are permitted to participate in other plans providing Employee (and eligible dependents) with substantially comparable benefits at no greater after-tax cost to Employee (and eligible dependents), or the taking of any action by the Company which would adversely affect the Employee's (and eligible dependents) participation in or reduce Employee's (and eligible dependents) benefits under any such plan; or

          (viii) failure of a successor to assume this Agreement.

     An election by Employee to terminate his employment under the provisions of this Section 10(b) shall not constitute a breach by Employee of this Agreement and shall not be deemed a voluntary termination of employment by Employee for the purpose of interpreting the provisions of any of the Company's employee benefit plans, programs or policies.

     (c) Upon the occurrence of a Change in Control and thereafter: (A) if Employee's employment with the Company is terminated by the Company without Cause or as a result of the disability or incapacitation of Employee, or by Employee with Good Reason at any time during the period beginning on the date of the Change in Control and ending one (1) year after the date of such Change in Control, or (B) if Employee's employment with the Company is terminated by the Company without Cause or by Employee for Good Reason within ninety (90) days prior to the occurrence of a Change in Control, then Employee shall be entitled to receive from the Company:

          (i) a lump sum amount, payable within ten (10) days after such termination (or, if such termination occurred prior to a Change in Control, within ten (10) days after the Change in Control) equal to (A) three (3) times Employee's base salary in effect, or required to be in effect, immediately prior to the Change in Control,


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     and (B) three (3)  times  the  highest  annual  bonus  paid or  payable  to
     Employee within three (3) years prior to the Change in Control;

          (ii) within ten (10) days after such termination (or, if such termination occurred prior to a Change in Control, within ten (10) days after the Change in Control) equal to the Accrued Benefits;

          (iii) payment by the Company of the premiums for Employee (except in the case of Employee's death) and Employee's and dependents' health and welfare coverage (including, without limitation, medical, dental, life insurance and disability coverage) for three (3) years from the later of the occurrence of a Change in Control or the date of termination of Employee's employment, under the Company's health and welfare plans which cover the senior executives of the Company or materially similar benefits ("Continuation Coverage"), subject to Employee's payment of customary premiums (if any) in effect prior to the Change in Control;

          (iv) upon the occurrence of a Change in Control, full and immediate vesting of all stock options and equity awards held by Employee.

     Payments under (iii) above may, at the discretion of the Company, be made by continuing Employee's participation in the plan as a terminee or by covering Employee and Employee's dependents under substitute arrangements, provided that, notwithstanding anything herein to the contrary, to the extent Employee incurs tax that Employee would not have incurred as an active employee as a result of the aforementioned coverage or the benefits provided thereunder, Employee shall receive from the Company an additional grossed up payment in the amount necessary so that Employee will have no additional cost for receiving such items or any additional payment. Notwithstanding anything herein to the contrary, Employee (and his eligible dependents) shall retain all rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and such COBRA continuation coverage shall be available to Employee (and his eligible dependents) at the expiration of the Continuation Coverage described herein.

     (d) For purposes of this Agreement, a Change in Control shall mean the occurrence of the following:

          (i) any person (as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any subsidiary of the Company and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of any such plan acting in his capacity as trustee), becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing thirty percent (30%) of the total combined voting power of the Company's then outstanding securities;


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          (ii) the merger,  consolidation  or other business  combination of the
     Company (a "Transaction"), other than (A) a Transaction involving only the Company and one or more of its subsidiaries, or (B) a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity and no person (other than those covered by the exceptions in (a) above) becomes the beneficial owner of securities of the resulting entity representing more than twenty-five percent (25%) of the voting power in the resulting entity;

          (iii) during any period of two (2) consecutive years beginning on or after the date hereof, the persons who were members of the Board immediately before the beginning of such period (the "Incumbent Directors") ceasing (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a- 11 of Regulation 14A promulgated under the Exchange Act or any successor provision) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board; or

          (iv) the approval by the stockholders of the Company of any plan of complete liquidation of the Company or an agreement for the sale of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of such sale.

          (v) To the extent that Employee is entitled to payment under Section 10(c) upon a Change in Control due to Employee's termination without Cause or for Good Reason within ninety (90) days prior to a Change in Control, any such payments under Section 10(c) shall be reduced by any payments made to Employee prior to a Change in Control under Sections 10(a)(iv) and 10(a)(v).

     11.  Limitation on Payments.

     (a) In the event that Employee shall become entitled to the payments and/or benefits provided by Section 10(c) or any other amounts (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change of ownership covered by
Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code") or any person affiliated with the Company or such person) as a result of a Change of Control (collectively the "Company Payments"), and such Company Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of


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the Code (and any similar tax that may  hereafter be imposed) the Company  shall pay to Employee at the time specified in subsection (d) below an additional amount (the "Gross-up Payment") such that the net amount retained by Employee, after deduction of any Excise Tax on the Company Payments and any federal, state, and local income or payroll tax upon the Gross-up Payment pro vided for by this paragraph (a), but before deduction for any federal, state, and local income or payroll tax on the Company Payments, shall be equal to the Company Payments. Notwithstanding the foregoing provisions of this Section 11 to the contrary, if it shall be determined that Employee is entitled to a Gross-up Payment, but the Company Payments do not exceed one hundred five percent (105%) of the greatest amount that could be paid to Employee such that the receipt of Company Payments would not give rise to any Excise Tax (the "Reduced Amount"), then no Gross-up Payment shall be made to Employee and the Company Payments, in the aggregate, shall be reduced to the Reduced Amount.

     (b) For purposes of determining whether any of the Company Payments and Gross-up Payments (collectively the "Total Payments") will be subject to the Excise Tax and determining the amount of such Excise Tax: (i) the Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Code Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the opinion of the Company's independent certified public accountants appointed prior to any change in ownership (as defined under Code Section 280G(b)(2)) or tax counsel selected by such accountants (the "Accountants") such Total Payments (in whole or in part), (A) do not constitute "parachute payments," (B) represent reasonable compensation for services actually rendered within the meaning of
Section 280G(b)(4) of the Code" or (C) are otherwise not subject to the Excise Tax; and (ii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

     (c) For purposes of determining the amount of the Gross-up Payment, Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Employee's residence for the calendar year in which the Company Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year. In the event that the Excise Tax is subsequently determined by the Accountants to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, Employee shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the prior Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the portion of the Gross-up Payment being repaid by Employee if such repayment results in a reduction in Excise Tax or a federal, state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Gross-up Payment to be refunded to the Company has been paid to any federal, state and local tax authority, repayment thereof (and related amounts) shall not be required until actual refund or credit of such portion has been made to Employee, and interest payable to the Company shall not exceed the interest received or credited to Employee by such tax authority for the period it held such portion. Employee and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expense thereof) if Employee's claim for refund or credit is denied.

     In the event that the Excise Tax is later determined by the Accountants or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest or penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

     (d) The Gross-up Payment or portion thereof provided for in subsection (c) above shall be paid not later than the thirtieth (30th) day following an event occurring which sub jects Employee to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to Employee on such day an estimate, as determined in good faith by the Accountants, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Code Section 1274(b)(2)(B) of the Code), subject to further payments pursuant to subsection (c) hereof, as soon as the amount thereof can reasonably be determined, but in no event later than the ninetieth (90th) day after the occurrence of the event subjecting Employee to the Excise Tax. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Employee, payable on the fifth (5th) day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

     (e) In the event of any controversy with the Internal Revenue Service (or other taxing authority) under this Section 11, Employee shall permit the Company to control issues related to this Section 11 (at its expense), provided that such issues do not potentially materially adversely affect Employee, but Employee shall control any other issues. In the event the issues are interrelated, Employee and the Company shall in good faith cooperate so as not to jeopardize resolution of either issue, but if the parties cannot agree, Employee shall make the final determination with regard to the issues. In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, Employee shall permit the representative of the Company to accompany him, and Employee and his representative shall cooperate with the Company and its representative.

     (f) The Company shall be responsible for all charges of the Accountants.

     12. Successors. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this

Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     13. Survival. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment.

     14. Entire Agreement; Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter (including, without limitation, the employment agreement in effect prior to the date hereof) and may be modified only by a written instrument duly executed by each party.

     15. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 15). Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this
Section 15. Any notice or other communication given by certified mail shall be deemed given three days after the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

     16. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing, signed by the party giving such waiver.

     17. Binding Effect. Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and its assigns under Section 12.

     18. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Sections 12 and 17).

     19. Legal Fees. To the fullest extent permitted by law, the Company shall promptly pay upon submission of statements all legal and other professional fees, costs of litigation, prejudgment interest, and other expenses incurred in connection with any dispute concerning payments, benefits and other entitlements to which Employee may have under this Agreement; provided, however, the Company shall be reimbursed by Employee for the fees and expenses advanced in the event Employee's claim is, in a material manner, in bad faith or frivolous and the arbitrator or court, as applicable, determines that the reimbursement of such fees and expenses is appropriate.

     20. Pooling of Interests; Severability. In the event that the Company's independent public accountants determine in good faith that any provision of this Agreement would preclude "pooling of interests" accounting and provided that the Company engages in a transaction which utilizes "pooling of interests" accounting, such provision shall be deemed invalid and inoperative solely to the extent necessary to permit "pooling of interests" transactions. If any portion of this Agreement is held invalid or inoperative (including a determination by the Company's independent public accountants in good faith that any provision of this Agreement would preclude "pooling of interests" accounting), the other provisions of this Agreement shall be deemed to be valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held valid or inoperative.

     21. No Duty to Mitigate/No Offset. The Company agrees that if Employee's employment with the Company is terminated pursuant to this Agreement during the term of this Agreement, Employee shall not be required to seek other employment or to attempt in any way to reduce any amounts payable to Employee by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by Employee or benefit provided to Employee as the result of employment by another employer or otherwise. The Company's obligations to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against Employee. Notwithstanding the foregoing, payments and benefits under the Agreement will cease to be paid and may be recouped by the Company in the event Employee breaches any of the terms of Section 6, 7 or 8 hereunder.

     22. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to the conflict of laws.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                               CELGENE CORPORATION


                                                By:
                                                   -----------------------------
                                                     Richard C. E. Morgan
                                                     Chairman of the
                                                     Compensation Committee


                                                By:
                                                   -----------------------------
                                                     John W. Jackson
                                                     Chief Executive Officer




                                                --------------------------------
                                                     Sol J. Barer



                                       13